UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): February 22, 2008

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Officers of ITT Educational Services, Inc. (the “Company”) plan to meet with, and provide a presentation to, securities analysts and investors on February 25, 2008 at the Credit Suisse 10th Annual Global Services Conference. During this conference, the Company will provide its perspective of the effects of continued and increasing tightening of the credit markets on the availability of private student loans for the Company’s students. The Company will disclose that, according to information it has received from the lender that made most of the private student loans to the Company’s students in 2007, 16.7% of those loans were classified by the lender as subprime loans. Those subprime loans represented only 4.8% of the Company’s revenue in 2007.

In January 2008, the Company announced that it had arranged for three new lenders to provide private student loans to the Company’s students. During the conference on February 25, 2008, the Company will disclose that one of those lenders has begun making private student loans to the Company’s students, but there have not yet been enough of those loans processed to provide the Company with sufficient data to determine what percentage of its students who apply for those private student loans will fail to qualify under the lender’s underwriting criteria. The Company intends to maintain its current admission standards and provide internally-funded financing to students who fail to qualify for private student loans. It is too early, however, for the Company to reasonably estimate the probable amount of internally-funded financing that it will provide in 2008 or the likely structure of that financing. If the Company’s internally-funded financing in 2008 amounts to the same percentage of its 2008 revenue that the private student loans classified as subprime represented of the Company’s 2007 revenue, the Company believes that its bad debt expense as a percentage of revenue in 2008 could exceed the Company’s historical range of 1% to 3%, and that its days sales outstanding in 2008 could exceed the Company’s historical range of six days to eight days. As a result of this uncertainty and the general uncertainty in the credit markets, the Company has decided to revise the low end of the range of its internal goal for 2008 earnings per share from $4.50 to $4.10, causing the Company’s revised internal goal for 2008 earnings per share to be in the range of $4.10 to $4.60.

Except for any historical information contained herein, the matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its institutes; the company's ability to implement its growth strategies; the company’s failure to maintain or renew required regulatory authorizations or accreditation of its institutes; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for student loans; the company’s ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008

ITT Educational Services, Inc.

By: /s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President, General

Counsel and Secretary

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